UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024 (January 25, 2024)

RenovoRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real, Suite B1

Los Altos, CA 94022

(650) 284-4433

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On January 26, 2024, RenovoRX, Inc. (the “Company,” “us,” “we,” or “our”) entered into a series of subscription agreements, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Subscription Agreements”), in connection with a private placement offering to 92 accredited investors (the “Investors”), which was also closed on January 26, 2024, and pursuant to which we raised aggregate gross proceeds of $6,111,695 (the “Offering”). Under the provisions of the Subscription Agreements, the minimum amount of subscriptions required to close the Offering was $5 Million, which minimum amount was satisfied, and the maximum offering amount was $15 Million. The date by which the minimum offering amount was required to be deposited, in escrow, to close the Offering was extended from January 15, 2024 to January 26, 2024, in a letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K (the “Offering Extension”). In connection with the Offering, we sold to Investors an aggregate of 6,133,414 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”) and Common Stock purchase warrants, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K (the “Investor Warrants”) to purchase an aggregate of up to 6,133,414 shares of Common Stock (the “Investor Warrant Shares” and collectively with the Shares and the Investor Warrants, the “Investor Securities”).

Investors paid a purchase price of $0.99 for each Share and related Investor Warrant, which represents a 10% discount to the intraday volume weighted average price of $1.10 for our shares of Common Stock on the Nasdaq Capital Market on January 23, 2024, which was the date that the Offering was priced (the “Pricing Date”). The exercise price of the Investor Warrants is also $0.99 per share. Notwithstanding the foregoing the five Investors who are either officers, directors, employees or consultants to the Company paid a purchase price of $1.22 for each Share and related Investor Warrant, which represents the average of the official Nasdaq closing price for our shares of Common Stock on the Nasdaq Capital Market for the five trading days immediately preceding the Pricing Date, plus an attributed price of $0.125 per Warrant as required by Nasdaq. The exercise price of these Investor Warrants is also $1.22 per share.

The Investor Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506(c) of Regulation D (“Rule 506(c)”) promulgated thereunder by the Securities and Exchange Commission (the “SEC”). The Company will file a Form D with the SEC in accordance with the requirements of Regulation D and comply with any filing requirements.

The Company has agreed to use its commercially reasonable efforts to file a registration statement for the resale of the Shares and the Investor Warrant Shares (the “Resale Registration Statement”), within 30 days after the closing of the Offering and to cause the SEC to declare the Resale Registration Statement effective, as promptly as possible thereafter.

The Company accepted subscriptions for the Shares and the Investor Warrants only from accredited investors who have submitted fully completed and signed subscription agreements, along with appropriate supporting documentation verifying their accredited investor status in accordance with Rule 506(c).

On November 14, 2023, in connection with the Offering, the Company entered into a placement agent agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K (the “Placement Agent Agreement”) with Paulson Investment Company, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s placement agent in connection with the Offering. Under the terms of the Placement Agent Agreement, the Company paid selling commissions of 12% of gross offering proceeds from the sale of the Shares and Investor Warrants in the Private Placement; provided, however, that selling commissions of 3% of gross offering proceeds were paid with respect to all subscriptions received from Investors who were introduced by the Company. Total selling commissions paid by the Company to the Placement Agent were $508,043. The Company also paid the Placement Agent $25,000 as a non-accountable expense fee in connection with the Offering. In addition, as additional compensation, the Company issued Common Stock purchase warrants, in the form filed as Exhibit 10.5 to this Current Report on Form 8-K (the “PA Warrants”) to the Placement Agent and its designees to purchase an aggregate of up to 511,940 shares of Common Stock at an exercise price of $0.99 per share and also agreed to include the shares of Common Stock underlying the PA Warrants for resale in the Resale Registration Statement, along with the Shares and the Investor Warrant Shares.

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The foregoing descriptions of the Subscription Agreements, the Offering Extension, the Investor Warrants, the Placement Agent Agreement and the PA Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of documents filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 25, 2024, the Company’s board of directors (the “Board”), at the recommendation of the Company’s compensation committee, in order to conserve cash, authorized and approved a reduction in the amount of 25% in the annual base salaries of the Company’s named executive officers, Ramtin Agah, Shaun Bagai, and Angela Gill Nelms, until such time that the Board determines that a subsequent change is appropriate. In furtherance of cash conservation, the Board also authorized and approved the payment of all bonuses to employees for 2023, by the issuance of 10-year options, fully vesting upon issuance, and at an exercise price of $1.08 per share, under the Company’s 2021 Omnibus Equity Incentive Plan, in lieu of cash bonuses. Mr. Agah, Mr. Bagai and Ms. Nelms received options exercisable for up to 28,424 shares, 66,973 shares and 33,768 shares, respectively.

Item 7.01.	Regulation FD Disclosure.

On January 29, 2023, in connection with the closing of the Offering, the Company issued a press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

No.	Exhibit
10.1	Subscription Agreement
10.2	Offering Extension
10.3	Warrant to Purchase Common Stock of RenovoRX, Inc.
10.4	Placement Agent Agreement with Paulson Investment Company, LLC
10.5	RenovoRX Placement Agent Warrant
99.1	Press Release dated January 29, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenovoRx, Inc.

Date: January 29, 2024	By:	/s/ Shaun Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer

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